As filed with the Securities and Exchange Commission on June 26, 2013

Registration No. 333-129495

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

E. I. DU PONT DE NEMOURS AND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	51-0014090
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1007 Market Street Wilmington, DE	19898
(Address of Principal Executive Offices)	(Zip Code)

DuPont Powder Coatings USA, Inc. Profit Sharing Plan and Trust Agreement

(Full title of the plan)

Nicholas C. Fanandakis

Executive Vice President – DuPont Finance

1007 Market Street

Wilmington, DE 19898

(Name and address of agent for service)

(302) 774-1000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to Registration Statement on Form S-8, No. 333-129495 (the “Registration Statement”) of E. I. du Pont de Nemours and Company (the “Registrant”) is being filed to terminate the effectiveness of the Registration Statement and to deregister all unsold securities reserved for issuance and registered for sale under the DuPont Powder Coatings USA, Inc. Profit Sharing Plan (the “Plan”). In February 2013, the Registrant sold its Performance Coatings business and its securities are no longer offered under this Registration Statement. The Registrant is filing this Post-Effective Amendment in accordance with the undertaking in the Registration Statement to terminate the effectiveness of the Registration Statement and to remove from registration all securities that remain unsold at the termination of the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, DE, on this 26th day of June, 2013.

E. I. du Pont de Nemours and Company

By:	/s/ Nicholas C. Fanandakis
Nicholas C. Fanandakis
Executive Vice President — DuPont Finance

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